UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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PETRO RESOURCES CORPORATION.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Petro Resources Corporation
777 Post Oak Boulevard, Suite 910
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 14, 2009

To our Stockholders:
The Annual Meeting of Stockholders of Petro Resources Corporation, a Delaware corporation, will be held on July 14, 2009 at 10:00 a.m., local time, at the Houston City Club, One City Club Drive, Houston, Texas 77046 to:
1.	Re-elect eight (8) directors, each to serve until our 2010 Annual Meeting of Stockholders;
2.	Approve an amendment to the 2006 Stock Incentive Plan to increase the number of shares that may be issued.
3.	Vote on the adjournment or postponement of the Annual Meeting to another time and date if such action is necessary for the Board of Directors to solicit additional proxies in favor of proposals 1 or 2; and
4.	Consider any other business that properly comes before the meeting.
Only stockholders of record at the close of business on May 15, 2009 will be entitled to notice of, and to vote at, the meeting and any adjournments of the meeting. It is important that your shares be represented at the meeting. Please mark, sign, date, and mail the enclosed proxy card in the postage-paid envelope provided, regardless of whether you plan to attend in person.

Sincerely,

Gary C. Evans
Chairman of the Board
June 3, 2009
Houston, Texas

PROXY STATEMENT

-i-

Petro Resources Corporation

PROXY STATEMENT FOR
2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 14, 2009

The accompanying proxy is solicited on behalf of the Board of Directors of Petro Resources Corporation in connection with our Annual Meeting of Stockholders to be held on July 14, 2009, at 10:00 a.m., local time, at the Houston City Club, One City Club Drive, Houston, Texas 77046 for the purposes set forth in the accompanying Notice of Meeting.
Please mark and sign the enclosed proxy card and return it in the accompanying envelope. No postage is required if your returned proxy card is mailed within the United States. We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding the materials to the beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, electronic mail, personal conversation or other means of communication. We may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of our common stock.
Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted according to the instructions given in the proxy. Any stockholder giving a proxy may revoke it any time prior to its use at the Annual Meeting by giving a written revocation notice to our secretary, by filing a revoking instrument or a duly executed proxy bearing a later date with our secretary or by attending the Annual Meeting and voting in person.
We expect that this proxy statement, the proxy and notice of meeting will first be mailed to our stockholders on or about June 10, 2009.

QUESTIONS AND ANSWERS ABOUT THE MEETING
Q: Why am I receiving this proxy statement?
A: We are holding our Annual Meeting of Stockholders to re-elect the members of our Board of Directors. We are also asking shareholders to approve an amendment to our 2006 Stock Incentive Plan to increase the number of shares that may be issued.
Q: What do I need to do now?
A: We urge you to carefully read and consider the information contained in this proxy statement. If applicable, you should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or submit your voting instructions by internet or by telephone if that option is available to you.
Q: How do I vote?
A: If you are a Petro Resources stockholder of record, you may vote in person at the Annual Meeting or by submitting a proxy for the meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please refer to your proxy card or the voting instruction card used by your broker, bank or nominee to see if you may submit voting instructions using the internet or telephone.
Q: What happens if I do not vote?
A: If you do not submit a proxy card or vote at the Annual Meeting, your proxy will not be counted as present for the purpose of determining the presence of a quorum, and your shares will not be voted at the meeting. If you submit a proxy card and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the Annual Meeting. Broker non-votes will also have the same effect as shares not voted at the meeting.
Q: If my Petro Resources shares are held in “street name,” will my broker, bank, or nominee vote my shares for me on all proposals?
A: No. Your broker, bank, or nominee cannot vote your shares on matters other than the election of directors and ratification of our independent accountants unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee.

Q: Can I change my vote after I have mailed my signed proxy or direction form?
A: Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at your stockholder meeting by:
• delivering to the corporate secretary of Petro Resources a signed notice of revocation;
• granting a new, later-dated proxy, which must be signed and delivered to the corporate secretary of Petro Resources; or
• attending your stockholder meeting and voting in person; however, your attendance alone will not revoke your proxy.
If your shares are held in street name and you have instructed your broker or nominee to vote your shares, you must follow your broker’s or nominee’s directions in order to change your vote or revoke your proxy.
Q: What should I do if I receive more than one set of voting materials?
A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.
Q: Whom should I call with questions?
A: If you have any questions about the transaction or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:
Petro Resources Corporation
777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
Telephone: (832) 369-6986
Toll-free: (866) 458-4048
Attn: Donald L. Kirkendall, President
You may also obtain additional information about Petro Resources from documents filed with the Securities and Exchange Commission (hereafter, the “SEC”) by following the instructions on page 34.

VOTING OF SHARES
Our Board of Directors has fixed the close of business on May 15, 2009 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On May 15, 2009, 36,699,372 shares of our common stock, $0.01 par value, were outstanding and held by approximately 1,366 record holders. Each share outstanding on that date entitles its holder to one vote in person or by proxy on each matter to be voted on at the Annual Meeting.
Quorum
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of voting stock entitled to vote at the meeting is required for a quorum for the transaction of business. In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum.
Vote Required for Approval
Pursuant to Section 216 of the Delaware General Corporation Law, a plurality of the shares voting at the Annual Meeting is required to elect directors. This means that if there are more nominees than the eight positions to be filled, the eight nominees who receive the most votes will be elected. In counting votes on the election of directors, abstentions, broker non-votes (i.e. shares held of record by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise authority to vote the shares in its discretion) and other shares not voted will be counted as not voted. These shares will be deducted from the total shares of which a plurality is required.
All other proposals presented in this proxy statement will be approved if a majority of the voting shares present or represented at the meeting and entitled to vote on the proposal are voted in favor of such matter. In counting votes on each such matter, abstentions will be counted as voted against the matter and broker non-votes will be counted as not voted on the matter. Shares that are not present or represented at the meeting will be deducted from the total number of shares of which a majority is required.
Voting of Proxies
Shares of common stock represented by properly executed proxy cards will be voted according to the choices specified. Proxies that are signed by stockholders but that lack any voting instructions will be voted FOR the election of all of the nominees for director listed in this proxy statement, and FOR all other Proposals set forth in this Proxy Statement. If any other business properly comes before the Annual Meeting, shares represented by proxy will be voted according to the best judgment of the proxy holders named on the proxy card.
Voting via the Internet, by Telephone or by Mail
If your shares are registered in the name of a bank or brokerage firm (your record holder), you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the annual meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
Under new Securities and Exchange Commission rules, this proxy statement, our 2009 annual report to shareholders and a proxy card are available on the Internet. This proxy statement, our annual report to shareholders and a proxy card are available at: www.petroresourcescorp.com.
PROXY SOLICITATION
We are soliciting proxies from our stockholders for our Annual Meeting of Stockholders. We will pay the cost of solicitation of proxies from our stockholders, including preparation, assembly, printing and mailing of this proxy statement and the proxy cards. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition to solicitation by use of the mails, proxies may be solicited by our Board of Directors, officers and employees, in person or by telephone, electronic mail, or other means of communication. No additional compensation for soliciting proxies will be paid to our Board of Directors, officers or regular employees for such services.

PROPOSAL ONE — ELECTION OF DIRECTORS
Our bylaws provide that our board will consist of between one and nine members, with the number of directors determined from time to time by our board. The number of directors is currently set at eight. The current term of all of our directors expires at the Annual Meeting. Accordingly, eight directors will be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.
Recommendation of the Petro Resources Board of Directors
The Petro Resources Board of Directors recommends that Petro Resources stockholders vote “FOR” the election of all director nominees listed in this proxy statement.
Information About Nominees
Names of the Board of Directors’ nominees and certain biographical information about the nominees are set forth below.

Gary C. Evans Age 52 Director since 2009	Mr. Evans was appointed as Chairman of the Board on May 23, 2009. Mr. Evans founded and served as the Chairman and Chief Executive Officer of Magnum Hunter Resources, a NYSE listed company, for twenty years before selling Magnum Hunter to Cimarex Energy for approximately $2.2 billion in June 2005. In 2005, Mr. Evans formed Wind Energy, LLC, a renewable energy company which was subsequently acquired in December 2006 by GreenHunter Energy, Inc., a NYSE Amex listed renewable energy company focusing on biodiesel, wind and biomass power. Mr. Evans has served as Chairman and Chief Executive Officer of GreenHunter Energy, Inc. since December 2006. Mr. Evans serves as an Individual Trustee of TEL Offshore Trust, a NASDAQ listed oil and gas trust, and is the Lead Director of Novavax Inc., a NASDAQ listed clinical-stage vaccine biotechnology company. Mr. Evans was recognized by Ernst and Young as the Southwest Area 2004 Entrepreneur of the Year for the Energy Sector and was subsequently inducted into the World Hall of Fame for Ernst & Young Entrepreneurs.

Wayne P. Hall Age 61 Director since 2005	Mr. Wayne Hall has served as our Chairman of the Board and our Chief Executive Officer from April 1, 2005 until May 23, 2009. Mr. Hall was appointed Vice Chairman of the Board on May 23, 2009. Between January 2004 and April 2005, Mr. Hall managed his family investments in securities and oil and gas interests. From January 2002 until January 2004, Mr. Hall served as senior advisor to Energy Partners, Ltd., an oil and gas exploration and production company. Mr. Hall served as President and Director of Hall-Houston Oil Company, a privately-owned exploration and production concern he co-founded, from October 1983 until January 2002.

J. Raleigh Bailes, Sr Age 60 Director since 2006	Mr. Bailes has served as a member of our Board of Directors since March 1, 2006. Mr. Bailes has been a partner of Bailes, Bates & Associates, LLP, a tax and accounting firm, since March 2003. Between November 1999 and March 2003, Mr. Bailes owned and managed J. Raleigh Bailes, CPA, a tax and accounting firm. Mr. Bailes is admitted to practice before the U.S. Tax Court and is licensed by the State of Texas as a certified public accountant.

Brad Bynum Age 39 Director since 2006	Mr. Bynum has served as a member of our Board of Directors since March 1, 2006. Mr. Bynum is currently Chief Financial Officer of Hall-Houston Exploration Partners, L.L.C., a privately-held oil and gas exploration and development company, a position he has held since February 2005. Between 1997 and February 2005, Mr. Bynum was employed at Merrill Lynch Pierce Fenner & Smith, most recently as a Director of Investment Banking in Merrill Lynch’s Global Energy and Power Investment Banking Group, in Houston, Texas.

Gary L. Hall Age 59 Director since 2006	Mr. Gary Hall has served as a member of our Board of Directors since March 1, 2006. Hr. Hall is currently President of Hall-Houston Exploration Partners, L.L.C., an oil and gas exploration and production company, a position he has held since December 2004. Between March 2004 and December 2004, Mr. Hall managed his family investments. Between January 2002 and March 2004, Mr. Hall was Vice Chairman of the Board of Directors of Energy Partners Ltd., an oil and gas exploration and production company. From 1983 to January 2002, Mr. Hall was the Chairman and Chief Executive Officer of Hall-Houston Oil Company, an oil and gas exploration and production company. Mr. Gary Hall is the brother of our Vice Chairman of the Board, Wayne Hall.

Joe L. McClaugherty Age 58 Director since 2006	Mr. McClaugherty has served as a member of our Board of Directors since April 13, 2006. For the past fifteen years, Mr. McClaugherty has been a Senior Partner of McClaugherty & Silver, P.C., a full service firm engaged in the practice of civil law located in Santa Fe, New Mexico. Mr. McClaugherty is admitted to the state bars of New Mexico, Texas and Colorado.

Ronald D. Ormand Age 50 Director since 2009	Mr. Ormand was appointed as Chief Financial Officer, Executive Vice President and a Director on May 23, 2009. Mr. Ormand is a member of the Board of Directors of Tremisis Energy Acquisition Corporation II, a NYSE Amex listed special purpose acquisition corporation, and served as President and Chief Financial Officer of Tremisis from November 2007 to March 2009. Mr. Ormand has over twenty-five years of investment and commercial banking experience in the energy industry. From April 2005 to October 2007, he served as a Managing Director with West LB, a German-based international bank with over $300 billion in assets, where he covered the energy industry and served as Head of the Oil and Gas Investment Banking Group for the Americas. From 1988 until December 2004, Mr. Ormand was with CIBC World Markets and Oppenheimer & Co., which CIBC acquired in 1997. From 1997 to 2004, Mr. Ormand served as Managing Director and Head of CIBC World Markets’ U.S. Oil and Gas Investment Banking Group. Prior to joining CIBC World Markets in 1988, Mr. Ormand worked in various investment banking positions with Bateman Eichler, Hill Richards Incorporated, and L.F. Rothschild & Co., and as a research analyst covering the exploration and production sector at Rauscher Pierce Refsnes, Inc. Mr. Ormand received a B.A. and an M.B.A. from the Univer sity of California at Los Angeles and attended Cambridge University in Cambridge, England where he studied Economics.

Steven A. Pfeifer Age 46 Director since 2006	Mr. Pfeifer has served as a member of our Board of Directors since May 5, 2006. Since January 2005, Mr. Pfeifer has served as the Managing Member of P.O. & G. Resources — Texas, LLC, a privately held oil and gas exploration and production company. From September 1999 to September 2004, Mr. Pfeifer was employed as an oil and gas analyst by Merrill Lynch Pierce Fenner & Smith, most recently as First Vice President in charge of Merrill Lynch’s Global Energy Research team. From October 2004 to December 2004, Mr. Pfeifer managed his family investments.
Additional Information About our Board and its Committees
We continue to monitor the rules and regulations of the SEC and the NYSE Amex to ensure that at least 50% of our board is composed of “independent” directors. Our directors who are “independent” as defined in Section 803A(2) of the NYSE Amex Company Guide include J. Raleigh Bailes, Sr., Brad Bynum, Joe L. McClaugherty and Steven A. Pfeifer.
Our board met six times in 2008. During fiscal 2008, all of our directors attended at least 75% of all meetings during the periods for which they served on our board, including the meetings held by committees of the board on which they serve. The Board of Directors has formed an Audit Committee and a Compensation and Nominating Committee, each of which operate under written charters. The committee charters are available on our website. Our Board of Directors does not have a policy regarding board members’ attendance at the Annual Meeting of Stockholders.

Audit Committee
The Audit Committee of our Board of Directors assists the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others; reviewing the systems of internal controls that management and the Board of Directors have established; appointing, retaining and overseeing the performance of independent accountants; and overseeing our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and related press releases and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. All related party transactions will be approved by our Audit Committee before we enter into them. The current members of our Audit Committee are J. Raleigh Bailes, Sr., Brad Bynum and Joe L. McClaugherty. Mr. Bailes serves as chairman of the Audit Committee.
Our Audit Committee includes at least one member who has been determined by our Board of Directors to meet the qualifications of an Audit Committee financial expert in accordance with SEC rules. Mr. Bailes is the independent director who has been determined to be an Audit Committee financial expert. We have identified Mr. Bailes as the Audit Committee financial expert. Mr. Bailes is certified public accountant and has been engaged in a public accounting and tax practice for the last 35 years. Each of the members of our Audit Committee are independent, as independence for Audit Committee members is defined in Section 803B of the NYSE Amex Company Guide. In addition, Mr. Bynum and Mr. McClaugherty have an understanding of fundamental financial statements.
Our Audit Committee met four times in 2008.
Compensation and Nominating Committee
The Compensation and Nominating Committee of our Board of Directors (i) discharges the board’s responsibilities relating to the compensation of our directors and officers; and (ii) recommends candidates for election to our Board of Directors and oversees the director nomination process. The committee has the overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of our company, including, among other things, annual salaries, bonuses, stock options and other incentive compensation arrangements. In addition, our Compensation and Nominating Committee will administer our stock option plans, including reviewing and granting stock options, with respect to our executive officers and directors, and may from time to time assist our Board of Directors in administering our stock option plans with respect to our other employees.
Our Compensation and Nominating Committee will establish procedures for the nomination process and lead the search for, select and recommend candidates for election to our Board of Directors, subject to legal rights, if any, of third parties to nominate or appoint directors. Consideration of new director candidates typically will involve a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board of Directors typically have been suggested by other members of our Board of Directors or by our executive officers. From time to time, our Compensation and Nominating Committee may engage the services of a third-party search firm to identify director candidates. Our Compensation and Nominating Committee will select the candidates for election to our Board of Directors. Candidates proposed by stockholders will be evaluated by our Compensation and Nominating Committee using the same criteria as for all other candidates.

The board will consider recommendations of nominees from stockholders that are submitted in accordance with the procedures for nominations set forth under the section entitled “Proposals for the Next Annual Meeting” in this Proxy Statement. In addition, such recommendations should be accompanied by the candidate’s name, biographical data and qualifications and a written statement from the individual evidencing his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Other than as stated herein, we do not have a formal policy with respect to consideration of director candidates recommended by stockholders, as the board believes that each candidate, regardless of the source of the recommendation, should be evaluated in light of all relevant facts and circumstances.
Nominees for director are selected on the basis of, among other things, independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of the company’s business environment, ability to devote adequate time and effort to board responsibilities and commitments to other public company boards. Other criteria for director candidates considered by the compensation and nominating committee and by the full board include age, diversity, whether the candidate has any conflicts of interest, whether the candidate has the requisite independence and skills for Board and committee service under applicable SEC and NYSE Amex rules, what the candidate’s skills and experience add to the overall competencies of the board, and whether the candidate has any special background relevant to Petro Resources’ business.
The current members of our Compensation and Nominating Committee are Joe L. McClaugherty, Brad Bynum and Steven A. Pfeifer. Mr. McClaugherty serves as chairman of the compensation and nominating committee. The members of our Compensation and Nominating Committee are independent, as independence for directors is defined in Section 803A(2) of the NYSE Amex Company Guide.
Our Compensation and Nominating Committee met four times in 2008.
Our Compensation and Nominating Committee has recommended Gary C. Evans, Wayne. P. Hall, J. Raleigh Bailes, Sr., Brad Bynum, Gary L. Hall, Joe L. McClaugherty, Ronald D. Ormand, and Steven A. Pfeifer as nominees for election to our Board of Directors at the Annual Meeting.
Committee Interlocks and Insider Participation
Two of our directors, Gary C. Evans and Ronald D. Ormand also serve as executive officers of the company. No other member of our Board of Directors is employed by Petro Resources Corporation or our subsidiaries. None of our executive officers serve on the Board of Directors of another entity, whose executive officers serves on our board of directors. No officer or employee of Petro Resources participated in deliberations of our Board of Directors concerning executive officer compensation.

Process for Stockholders to Send Communications to Our Board
Because we have always maintained open channels of communication with our stockholders, we do not have a formal policy that provides a process for stockholders to send communications to our board. However, if a stockholder would like to send a communication to our board, please address the letter to the attention of our Chairman of the Board and it will be distributed to each director.
Code of Conduct
We have adopted a code of conduct that applies to the principal executive officer and principal financial and accounting officer. Our code of conduct is available at our website www.petroresourcescorp.com.
Independent Public Accountants
Malone & Bailey, PC served as our independent registered public accounting firm for the fiscal years ended December 31, 2008, 2007 and 2006. At this time, we have not selected an independent registered public accounting firm for our fiscal year ending December 31, 2009. It is expected that representatives of Malone & Bailey, PC will not be present at the Annual Meeting.
Independent Registered Public Accounting Firm Fees
The following table sets forth the aggregate fees billed to us for services rendered to us for the years ended December 31, 2008 and 2007 by our independent registered public accounting firm for such years, Malone & Bailey, PC, fees for the audit of our consolidated financial statements for the years ended December 31, 2008 and 2007, and assistance with the reporting requirements thereof, the review of our condensed consolidated financial statements included in our quarterly reports on Form 10-Q, and accounting and auditing assistance relative to acquisition accounting and reporting.

	2008	2007

Audit Fees	$170,550	$156,832

Audit-Related Fees (1)	—	55,340

Tax Fees (2)	7,500	5,000

All Other Fees	—	—

(1)	Audit related fees during 2007 were for the initial audit of our subsidiary, PRC Williston, LLC.

(2)	Tax fees were for the preparation of our Form 1120 tax return.

Audit Committee Pre-Approval Policies
Since its formation in April 2006, the Audit Committee approves all audit fees, audit-related fees, tax fees and special engagement fees. The Audit Committee approved 100% of such fees for the year ended December 31, 2008.
Audit Committee Report
The Audit Committee reviewed and discussed Petro Resources’ audited financial statements for the year ended December 31, 2008 with our management. The Audit Committee discussed with Malone & Bailey, PC, Petro Resources’ independent registered public accounting firm, the matters required to be discussed by statement on Auditing Standards No. 114 (Communication with Audit Committees) as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee also received the written disclosures and the letter from Malone & Bailey, PC required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of Malone & Bailey, PC with them.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board of Directors that Petro Resources’ audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

THE AUDIT COMMITTEE

J. Raleigh Bailes, Sr.
Brad Bynum
Joe L. McClaugherty

PROPOSAL TWO — APPROVE AN AMENDMENT TO OUR 2006 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES THAT MAY BE ISSUED
Our Board of Directors is proposing to amend our 2006 Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock that may be issued thereunder from 3,000,000 to 6,000,000. Our Board of Directors has approved the amendment to the Plan and recommends the approval of the amendment to increase the authorized shares under the Plan.
The Plan was originally adopted by our Board of Directors on March 1, 2006 and provided for the issuance of up to 1,500,000 shares of common stock. The Plan was amended on June 28, 2007 at the Annual Meeting of Stockholders to provide for an increase in the authorized shares under the Plan from 1,500,000 to 3,000,000. As of May 15, 2009, we have granted 340,000 shares of common stock and options to purchase 1,435,000 shares of common stock under the Plan.
Our Board of Directors has reviewed the Plan and the available shares thereunder and determined that the Plan requires additional shares to provide the flexibility with respect to stock-based compensation that our Board of Directors believes is necessary to establish appropriate long-term incentives to achieve our objectives. Our Board of Directors believes that it is advisable to increase the 3,000,000 share limit to 6,000,000 shares in order to attract and compensate employees, officers and directors upon whose judgment, initiative and effort we depend. The issuance of common stock to eligible participants is designed to align the interests of such participants with those of our stockholders.
The proposed amendment to the Plan increases the number of shares of common stock that may be granted or issued upon the exercise of options by 3,000,000 shares, or 8% of the 36,699,372 shares of common stock outstanding on May 15, 2009. As amended, the Plan will continue to provide for appropriate adjustments in the number of shares in the event of a stock dividend, recapitalization, merger or similar transaction.
Recommendation of the Board of Directors
The Petro Resources Board of Directors recommends that you vote “FOR” approval of the amendment to the 2006 Stock Incentive Plan.
2006 Stock Incentive Plan Summary
General
The Plan is intended to advance the interests of the company and our stockholders by enabling us to attract and retain qualified individuals through opportunities for equity participation, and to reward those individuals who contribute to the achievement of our economic objectives. The Plan allows us to award eligible recipients incentive awards, consisting of:
•	options to purchase shares of our common stock, which may be “incentive options” that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code;

•	“non-statutory stock options” that do not qualify as incentive options;

•	“restricted stock awards” which are shares of common stock that are subject to certain forfeiture and transferability restrictions;

•	“performance stock awards” which are shares of common stock that may be subject to the future achievement of certain performance criteria or be free of any performance or vesting.

All of our employees and any subsidiary employees (including officers and directors who are also employees), as well as all of our non-employee directors and other consultants and advisors who provide services to us will be eligible to receive incentive awards under the Plan.
Shares that are issued under the Plan or that are subject to outstanding incentive awards reduce the number of shares remaining available under the Plan. Any shares subject to an incentive award that lapses, expires, is forfeited, terminates unexercised or unvested, or is settled or paid in cash or other consideration will automatically again become available for issuance under the Plan.
If the exercise price of any option or any associated tax withholding obligations are paid by a participant’s tender or attestation as to ownership of shares (as described below), or if tax withholding obligations are satisfied by the company withholding shares otherwise issuable upon exercise of an option, only the net number of shares issued will reduce the number of shares remaining available under the Plan.
In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the company, appropriate adjustment will be made to:
•	the number and kind of securities available for issuance under the Plan;

•	the limits on the numbers of shares that may be granted to a participant within any fiscal year or that may be granted as restricted stock awards under the Plan; and

•	in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding incentive awards.
Administration
The Plan will be administered by our compensation and nominating committee. We refer to the compensation and nominating committee administering the Plan as the “committee.”
The committee has the authority to determine all necessary or desirable provisions of incentive awards, including, the eligible recipients who will be granted one or more incentive awards under the Plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and payment or vesting restrictions and other conditions. The committee has the authority to pay the economic value of any incentive award in the form of cash, common stock or any combination of both, and may amend or modify the terms of outstanding incentive awards (except for any prohibited “re-pricing” of options, discussed below) so long as the amended or modified terms are permitted under the Plan and any affected participant has consented to the amendment or modification.

Unless terminated earlier, the Plan will terminate at midnight on March 1, 2016. Incentive awards outstanding at the time the Plan is terminated may continue to be exercised, or become free of restriction, according to their terms. The board may suspend or terminate the Plan or any portion of the plan at any time, and may amend the Incentive Plan from time to time to conform incentive awards to any change in applicable laws or regulations or in any other respect that the Board may deem to be in our best interests. However, no amendments to the Plan will be effective without stockholder approval if it is required under Section 422 of the Internal Revenue Code or the rules of the NYSE Amex, or if the amendment seeks to modify the prohibitions on underwater option re-pricing discussed above.
Termination, suspension or amendment of the Plan will not adversely affect any outstanding incentive award without the consent of the affected participant, except for adjustments in the event of changes in capitalization or a “change in control,” discussed below.
In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or encumbrance. However, the committee may permit a participant to transfer of all or a portion of a non-statutory stock option, other than for value, to certain family members or related family trusts, foundations or partnerships. Any permitted transferee of a non-statutory stock option will remain subject to all the terms and conditions of the incentive award applicable to the participant.
Options
The exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of our common stock on the option grant date (or 110% if the participant beneficially owns more than 10% of our outstanding stock). Under the Incentive Plan, “fair market value” means the the closing sales price of a share of our common stock at the end of the regular trading session on the NYSE Amex.
In general, the Plan requires a participant to pay an option’s exercise price in cash. The committee may, however, allow exercise payments to be made, in whole or in part, by delivery of a broker exercise notice (pursuant to which a broker or dealer is irrevocably instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the company), by tender or attestation as to ownership of shares of common stock that have been held for the period of time necessary to avoid a charge to the company’s earnings for financial reporting purposes and that are otherwise acceptable to the committee, or by a combination of such methods. Any shares of common stock tendered or covered by an attestation will be valued at their fair market value on the exercise date.
The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable by a participant for the first time during any calendar year (and under all “incentive stock option” plans of the company or any subsidiary) may not exceed $100,000. Any incentive stock options in excess of this amount will be treated as non-statutory stock options.
Options may be exercised in whole or in installments, as determined by the committee, and the committee may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by the company or a subsidiary for a certain period. An option may not remain exercisable after 10 years from its date of grant (or five years from its date of grant if the participant beneficially owns more than 10% of our outstanding stock).

Restricted Stock Awards
A restricted stock award is an award of common stock vesting at such times and in such installments as may be determined by the committee and, until it vests, that is subject to restrictions on transferability and the possibility of forfeiture. Restricted stock awards may be subject to any restrictions or vesting conditions that the committee deems appropriate, including that the participant remain continuously employed by the company or a subsidiary for a certain period.
Unless the committee determines otherwise, any dividends (other than regular quarterly cash dividends) or distributions paid with respect to shares of common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate. Holders of restricted stock awards will have the same voting rights as holders of unrestricted common stock.
Performance Stock Awards
A performance stock award is an award of common stock that may be subject to the future achievement of specified performance criteria determined by the committee or be free of any performance or vesting conditions. The committee may select one criterion or multiple criteria for measuring performance, which may be based on company or business unit performance or the individual performance of the participant or any other measure.
Change in Control of the Company
In the event a “change in control” of the company occurs, then, if approved by the committee (either at the time of the grant of the incentive award or at any time thereafter):
•	all options that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable for the remainder of their terms,
•	all outstanding restricted stock awards that have been outstanding for at least six months will become immediately fully vested and non-forfeitable, and
•	any conditions to the issuance of shares pursuant to performance stock awards that have been outstanding for at least six months will lapse.
The committee may also determine that some or all participants holding outstanding options will receive shares or a cash payment equal to the excess of the fair market value of the option shares immediately prior to the effective date of the change in control over the exercise price per share of the options (or, in the event that there is no excess, that such options will be terminated).
For purposes of the Plan a “Change in Control” of the company generally occurs if:
•	all or substantially all of our assets are sold, leased, exchanged or transferred to any successor;
•	our stockholders approve any plan or proposal to liquidate or dissolve the company;

•	any successor, other than a bona fide underwriter in a securities offering, becomes the beneficial owner of
•	20% or more, but not 50% or more, of our outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction has been approved in advance by “continuity directors,” who are members of our Board at the time of the Annual Meeting or whose nomination for election meets certain approval requirements related to continuity with our current Board; or
•	more than 50% of our outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);
•	we are a party to a merger or consolidation that results in our stockholders beneficially owning securities representing:
•	50% or more, but not more than 80%, of the combined voting power ordinarily having the right to vote at elections of directors of the surviving corporate, unless such merger or consolidation has been approved in advance by the continuity directors, or
•	less than 50% of the combined voting power ordinarily having the right to vote at elections of directors of the surviving corporation (regardless of any approval by the continuity directors); or
•	the continuity directors cease to constitute at least a majority of our Board.
Effect of Termination of Employment of Other Service
If a participant ceases to be employed by (or provide services to) the company and all subsidiaries, all of the participant’s incentive awards will terminate as set forth below (unless modified by the committee in its discretion as described below).
Upon termination due to death or disability, all outstanding options will become immediately exercisable in full and will remain exercisable for a period of six months (but in no event after the expiration date of the option), and all unvested restricted stock and performance stock awards will terminate.
Upon termination for any reason other than death or disability (including retirement), all outstanding options will remain exercisable to the extent exercisable as of such termination for a period of three months thereafter (but in no event after the expiration date of any such option), all unvested restricted stock awards will be terminated and all unvested outstanding performance stock awards will be terminated. However, if a participant’s termination is due to “cause” (as defined in the Incentive Plan) all rights of the participant under the Incentive Plan and any award agreements will immediately terminate without notice of any kind.
In connection with a participant’s termination, the committee may cause the participant’s options to become or continue to become exercisable and restricted stock awards and performance stock awards to vest and/or continue to vest or become free of restrictions.

Federal Income Tax Consequences
The following description of federal income tax consequences is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an incentive award.
Incentive Stock Options
There will not be any federal income tax consequences to either the participant or the company as a result of the grant of an incentive option under the Incentive Plan.
A participant’s exercise of an incentive option also will not result in any federal income tax consequences to the company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant’s alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (as discussed below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered or attested to in payment of an option exercise price.
If a participant disposes of the shares acquired upon exercise of the incentive option, the federal income tax consequences will depend upon how long the participant held the shares. If the participant held the shares for at least two years after the date of grant and at least one year after the date of exercise (the “holding period requirements”), then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. The company is not entitled to any compensation expense deduction under these circumstances.
If the participant does not satisfy both of the above holding period requirements (a “disqualifying disposition”), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive option or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant, subject to the limitations of Section 162(m) of the Internal Revenue Code (the “Code”). This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-Statutory Stock Options
Neither the participant nor the company incurs any federal income tax consequences as a result of the grant of a non-statutory option. Upon exercise of a non-statutory option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.
At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory option, any gain or loss will be a capital gain or loss. The capital gain or loss will be long-term or short-term capital gain or loss, depending on the holding period.
In general, the company will be entitled to a compensation expense deduction, subject to the limitations of Section 162(m), in connection with the exercise of a non-statutory option for any amounts includable in the taxable income of the participant as ordinary income, provided the company complies with any applicable withholding requirements.
Restricted Stock Awards
With respect to shares issued pursuant to a restricted stock award that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Code within 30 days after the shares are transferred to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of transfer (determined as if the shares were not subject to any risk of forfeiture). The company will receive a corresponding tax deduction, provided that proper withholding is made and the award is not otherwise subject to the limitations of Section 162(m). If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the restricted stock award.
A participant who does not make a Section 83(b) election within 30 days of the transfer of a restricted stock award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares, less any amount paid for the shares. The company will receive a corresponding tax deduction, provided that proper withholding is made and the award is not otherwise subject to the limitations of Section 162(m). At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a restricted stock award as to which the restrictions have lapsed, any gain or loss will be treated as long- term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

Excise Tax on Parachute Payments
The Code imposes a 20% excise tax on the recipient of “excess parachute payments,” as defined in the code, and denies tax deductibility to the company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders, or highly-compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options or the vesting of restricted stock awards upon a change in control of the company may constitute parachute payments, and in certain cases, “excess parachute payments.” Excess parachute payments are generally parachute payments equal to or exceeding the recipient’s average compensation from the company over the preceding five years.
New Plan Benefits
The grant of awards under the Plan is discretionary and neither the number of shares subject to awards nor the types of awards under the Incentive Plan to any particular eligible recipient(s) or group(s) of eligible recipients is presently determinable.

PROPOSAL THREE — AUTHORIZATION TO ADJOURN OR POSTPONE THE MEETING TO SOLICIT ADDITIONAL VOTES FOR APPROVAL
If at the Annual Meeting the number of shares of our voting stock voting in favor of all other proposals is insufficient to approve those proposals under applicable law, our management intends to move to adjourn or postpone the meeting in order to enable it to solicit additional proxies in favor of those proposals. In that event, we will ask our stockholders to vote only upon the adjournment proposal.
In the adjournment proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of granting management the discretionary authority to adjourn or postpone the Annual Meeting and any later adjournments of that meeting to a later date in order to enable our Board of Directors to solicit additional proxies in favor of all other proposals presented if those proposals initially lack a sufficient number of shares voting in favor. If our stockholders approve the adjournment proposal, our management could adjourn the Annual Meeting and any adjourned session of the Annual Meeting to a later date and use the additional time to solicit additional proxies in favor of all proposals presented, including solicitation of proxies from stockholders that have previously voted against those proposals.
Recommendation of the Board of Directors
The Petro Resources Board of Directors recommends that you vote “FOR” the authorization to adjourn or postpone the meeting to solicit additional votes.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the compensation paid by us during the fiscal years ended December 31, 2008 and 2007 to our Chief Executive Officer and our two most highly paid officers during 2008 other than our Chief Executive Officer.

					Option
Name and Principal		Salary	Bonus	Stock Awards	Awards	Total Compensation
Position	Year	($)(1)	($)	($)(4)	($)(4)	($)(4)
Wayne P. Hall,	2008	$150,000	$29,167	—	—	$179,167
Chairman and CEO	2007	$100,000	—	—	—	$100,000
Donald L. Kirkendall,	2008	$150,000		$107,500	$293,364	$630,031
President (2)	2007	$100,000	$79,167	—	—	$100,000
James W. Denny III,	2008	$150,000	—	$119,000	$112,381	$381,381
Chief Operating Officer (3)	2007	—	—	—	—	—

(1)	Commencing July 1, 2007, we agreed to pay Messrs. Hall and Kirkendall annual salaries of $150,000. Mr. Denny commenced his employment with us on March 1, 2008, is paid a salary of $180,000 per year and is eligible to receive a performance based bonus for up to 100% of his base salary. Mr. Denny’s 2008 salary shown in the table above reflects a proration for the months of March through December 2008. Mr. Hall resigned as Chief Executive Officer on May 23, 2009.

(2)	In January 2008, we awarded Mr. Kirkendall 100,000 shares of common stock, of which 25,000 shares were issued on January 9, 2008 and the remaining 75,000 shares vest and will be issued, subject to his continued employment, in 25,000 share increments on January 10, 2009, 2010 and 2011. In January 2008, we also granted Mr. Kirkendall 200,000 stock options, at an exercise price of $2.00 per share, of which 50,000 options vested on the date of grant and the remaining 150,000 options vest in 50,000 share increments on January 10, 2009, 2010 and 2011.

(3)	In March 2008, we awarded Mr. Denny 130,000 shares of our common stock, of which 40,000 shares were issued in March 2008 and the remaining 90,000 shares vest and will be issued, subject to his continued employment, in 30,000 share increments on March 1, 2009, 2010 and 2011. In March 2008, we also granted Mr. Denny 100,000 stock options, at an exercise price of $1.70 per share, of which 25,000 options vested on the date of grant and the remaining 75,000 options vest in 25,000 share increments on March 1, 2009, 2010 and 2011.

(4)	The dollar amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R). Assumptions used in the calculation of this amount are included in footnote (2) to our audited financial statements for the fiscal year ended December 31, 2008 included in our annual report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 31, 2009.

Changes to Senior Management
On May 22, 2009, we appointed Mr. Gary C. Evans to serve as our Chairman of the Board and Ronald D. Ormand to serve as our Chief Financial Officer and Executive Vice President. On May 23, 2009, Mr. Wayne P. Hall resigned as our Chief Executive Officer; however, Mr. Hall continues to serve as our Vice Chairman of the Board of Directors. Mr. Harry Lee Stout, our former Chief Financial Officer, continues to serve as our Executive Vice President and General Counsel.
We have entered into Employment Agreements with Mr. Evans and Mr. Ormand, along with related Stock Option Agreements and Restricted Stock Agreements with each of Mr. Evans and Mr. Ormand. All of the aforementioned agreements were approved by the Compensation and Nominating Committee of our Company’s Board of Directors.
Evans Agreements
Employment Agreement. Pursuant to his Employment Agreement, Mr. Evans has agreed to serve as the executive Chairman of our Board of Directors for a three year term expiring on May 22, 2012. Mr. Evans’ duties and authorities include those typically associated with the chief executive officer. We have agreed that Mr. Evans may devote only a majority of his business time to the affairs of our company until no later than December 31, 2009, following which date Mr. Evans will be obligated to devote substantially all of his business time to our company matters.
We have agreed to pay Mr. Evans a base salary $254,000 during the first year of the Employment Agreement and $274,000 and $294,000 during the second and third years of the agreement, respectively. Mr. Evans’ Employment Agreement provides that he is eligible for an annual bonus of up to 100% of his base salary based on performance criteria set by the Compensation and Nominating Committee of our Board of Directors and to otherwise participate in all benefits, plans, and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other executive employees of our company.
Mr. Evans’ Employment Agreement allows him the right to serve on the Company’s Board of Directors during the term of his agreement and the right to nominate to the Company’s Board of Directors one additional independent member. Mr. Evans’ Employment Agreement contains standard provisions concerning noncompetition, nondisclosure and indemnification.
Stock Option Agreement. In connection with our employment of Mr. Evans, we have entered into a Stock Option Agreement with Mr. Evans dated May 22, 2009. Pursuant to the Stock Option Agreement, we have granted Mr. Evans options to purchase up to 2,750,000 shares of our common stock at an exercise price of $0.37 per share over a three year period ending May 22, 2012. The options vest and become exercisable over a three year period pursuant to certain performance conditions set forth in Mr. Evans’ Stock Option Agreement.
Restricted Stock Agreement. In connection with our employment of Mr. Evans, we have entered into a Restricted Stock Agreement with Mr. Evans dated May 22, 2009. Pursuant to the Restricted Stock Agreement, we have granted Mr. Evans 2,750,000 shares of our restricted common stock. The restricted common shares are subject to forfeiture and shall become vested over a three year period pursuant to certain conditions set forth in Mr. Evans’ Restricted Stock Agreement.

Mr. Evans’ restricted shares, vested and non-vested, have all of the rights allowed a holder of shares of our common stock, including without limitation (i) the right to vote such restricted shares, (ii) the right to receive dividends, if any, as may be declared on the restricted shares from time to time, and (iii) the rights available to all holders of shares of our common stock upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by us; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in the Restricted Stock Agreement (including without limitation conditions under which all such rights shall be forfeited). All dividends and merger consideration with respect to restricted shares shall be held in escrow by us until such time as the shares become vested shares, and in the event that such restricted shares are subsequently forfeited, the dividends and merger consideration attributable to such portion shall be forfeited as well.
Ormand Agreements
Employment Agreement. Pursuant to his Employment Agreement, Mr. Ormand has agreed to serve as our Chief Financial Officer and Executive Vice President for a three year term expiring on May 22, 2012. Mr. Ormand has agreed to devote substantially all of his business time to our company matters.
We have agreed to pay Mr. Ormand a base salary $180,000 during the first year of the agreement and $200,000 and $220,000 during the second and third years of the agreement, respectively. Mr. Ormand’s Employment Agreement provides that he is eligible for an annual bonus of up to 100% of his base salary based on performance criteria set by the Compensation and Nominating Committee of our Board of Directors and to otherwise participate in all benefits, plans, and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other executive employees of our company. Mr. Ormand’s Employment Agreement contains standard provisions concerning noncompetition, nondisclosure and indemnification.
Stock Option Agreement. In connection with our employment of Mr. Ormand, we have entered into a Stock Option Agreement with Mr. Ormand dated May 22, 2009. Pursuant to the Stock Option Agreement, we have granted Mr. Ormand options to purchase up to 1,250,000 shares of our common stock at an exercise price of $0.37 per share over a three year period ending May 22, 2012. The options vest and become exercisable over a three year period pursuant to certain performance conditions set forth in Mr. Ormand’s Stock Option Agreement.
Restricted Stock Agreement. In connection with our employment of Mr. Ormand, we have entered into a Restricted Stock Agreement with Mr. Ormand dated May 22, 2009. Pursuant to the Restricted Stock Agreement, we have granted Mr. Ormand 1,250,000 shares of our restricted common stock. The restricted common shares are subject to forfeiture and shall become vested over a three year period pursuant to certain performance conditions set forth in Mr. Ormand’s Restricted Stock Agreement.
Mr. Ormand’s Restricted Stock Agreement contains the same terms and conditions relating to Mr. Ormand’s right as a holder of restricted shares as those set forth in Mr. Evans’ Restricted Stock Agreement and summarized above.

Outstanding Equity Awards at December 31, 2008
The unexercised options and warrants granted to our named executive officers and outstanding at December 31, 2008 are as follows:

	Option Awards						Stock Awards
	Number of		Number of
	Securities		Securities				Number		Market
	Underlying		Underlying				of		Value of
	Unexercised		Unexercised				Shares		Shares
	Options		Options		Option	Option	That Have		That Have
	Exercisable		Unexercisable		Exercise	Expiration	Not		Not
Name	(#)		(#)		Price ($)	Date	Vested		Vested (6)
Wayne P. Hall, CEO	—		—		—	—	—		—
Donald L. Kirkendall,	30,000	(1)	—		$2.00	11/21/10	75,000	(2)	$24,750
President	50,000	(3)	150,000	(3)	$2.00	01/10/13
James W. Denny III, COO	25,000	(4)	75,000	(4)	$1.70	03/01/13	90,000	(5)	$29,700

(1)	In November 2005, we issued to Mr. Kirkendall warrants to purchase 43,750 shares of common stock for services provided to us prior to his employment. Mr. Kirkendall subsequently transferred 13,750 of those warrants to a third party.

(2)	In January 2008, we awarded Mr. Kirkendall 100,000 shares of common stock, of which 25,000 shares were issued on January 9, 2008 and the remaining 75,000 shares vest and will be issued, subject to his continued employment, in 25,000 share increments on January 10, 2009, 2010 and 2011.

(3)	In January 2008, we granted Mr. Kirkendall 200,000 stock options, at an exercise price of $2.00 per share, of which 50,000 options vested on the date of grant and the remaining 150,000 options vest in 50,000 share increments on January 10, 2009, 2010 and 2011.

(4)	In March 2008, we granted Mr. Denny 100,000 stock options, at an exercise price of $1.70 per share, of which 25,000 options vested on the date of grant and the remaining 75,000 options vest in 25,000 share increments on March 1, 2009, 2010 and 2011.

(5)	In March 2008, we awarded Mr. Denny 130,000 shares of our common stock, of which 40,000 shares were issued in March 2008 and the remaining 90,000 shares vest and will be issued, subject to his continued employment, in 30,000 share increments on March 1, 2009, 2010 and 2011.

(6)	The dollar amounts are based on the market value of the shares as of December 31, 2008 using the last sale price on that date of $0.33 per share as reported on the NYSE Amex.

Stock Incentive Plan
We adopted a stock incentive plan in 2006 providing for the grant of non-qualified stock options and incentive stock options to purchase shares of our common stock and for the grant of restricted and unrestricted share grants. To date, we have reserved 3,000,000 shares of our common stock under the plan. All officers, directors, employees and consultants to our company are eligible to participate under the plan. The purpose of the plan is to provide eligible participants with an opportunity to acquire an ownership interest in our company. As of the date of this report, 340,000 shares of our common stock and options to purchase 1,035,000 shares of our common stock have been granted under the plan.
Compensation of Directors.
It is our present policy to pay our outside or non-officer directors a fee of $1,000 per day for attending board or committee meetings, or a ratable portion for meetings of less than one full day. We have also granted to our five outside directors, J. Raleigh Bailes, Brad Bynum, Gary L. Hall, Joe L. McClaugherty and Steven A. Pfeifer options to purchase 200,000 common shares each at an exercise price of $3.80 per share. Effective as of December 31, 2008, Mr. McClaugherty and Mr. Pfeifer returned their respective 200,000 options for cancellation. The options vest and first become exercisable over four years, including 50,000 options vesting upon the grant of the options and an additional 50,000 options vesting on the first three anniversaries of the option grant. The options are subject to early termination in the event the holder ceases to be a director. All of our directors receive reimbursement for out-of-pocket expenses for attending Board of Directors or committee meetings. Any future outside directors may receive an attendance fee for each meeting of the Board of Directors. From time to time we may also engage certain outside members of the Board of Directors to perform services on our behalf and we will compensate such persons for the services which they perform.
Directors who are employees of Petro Resources Corporation receive no compensation for services provided in that capacity, but are reimbursed for out-of-pocket expenses in connection with attendance at meetings of our board and its committees.
2008 Director Compensation

	Fees Earned or		All Other
Name	Paid in Cash ($)	Option Awards ($)	Compensation ($)	Total ($)

J. Raleigh Bailes, Sr.	$8,000	—	—	$8,000
Brad Bynum	$8,000	—	—	$8,000
Gary L. Hall	$4,000	—	—	$4,000
Joe L. McClaugherty	$7,000	—	—	$7,000
Steven A. Pfeifer	$4,000	—	—	$4,000

Equity Compensation Plan Information
The following table provides information with respect to our common shares issuable under our equity compensation plans as of December 31, 2008:

(c) Number of
securities
remaining
	(a) Number		available for
	of		future issuance
	securities to		under equity
	be issued	(b) Weighted	compensation
	upon	average	plans (excluding
	exercise of	exercise price	securities
	outstanding	of outstanding	reflected in
Plan Category	options	options	column (a))

Equity compensation plans approved by security holders

2006 Stock Incentive Plan	1,375,000	$3.11	1,625,000

Equity compensation plans not approved by security holders

None	—	—	—

Total	1,375,000	$3.11	1,625,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
In reviewing the following tables, please keep in mind that the percentage amounts for each reported party are based on 40,699,372 common shares issued and outstanding as of May 23, 2009. The percentage amounts also give effect to the issuance of common shares underlying options and warrants exercisable within sixty (60) days held by the reported party.
5% Beneficial Owners
The following table sets forth certain information, as of May 23, 2009, regarding the beneficial ownership of our common stock by each person who is believed by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock:

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Class

Eagle Operating, Inc. P.O. Box 853 Kenmare, North Dakota 58746	3,144,655	7.7%

J. Carlo Cannell 240 E. Deloney Ave Jackson, Wyoming 83001	3,323,480	8.2%

Executive Officers and Directors
The following table sets forth certain information, as of May 23, 2009, regarding the beneficial ownership of our common stock by each of our directors and executive officers and all of our directors and executive officers as a group. The address of the following persons listed below is c/o Petro Resources Corporation, 777 Post Oak Boulevard, Suite 910, Houston, Texas 77056.

	Amount and Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership	Class

Wayne P. Hall (1)	2,313,650	5.7%

Gary C. Evans (2)	2,750,000	6.7%

Ronald D. Ormand (3)	1,250,000	3.1%

Donald L. Kirkendall (4)	365,000	*

Harry Lee Stout (5)	231,000	*

Allen R. McGee	795,675	1.9%

James W. Denny, III (6)	130,000	*

J. Raleigh Bailes, Sr. (7)	200,000	*

Brad Bynum (7)	200,000	*

Gary L. Hall (7) (8)	400,000	*

Joe L. McClaugherty	10,000	*

Steven A. Pfeifer	—	*

Directors and executive officers as a group (12)	8,645,325	20.7%

*	Less than one percent

(1)	The share amount shown for Wayne P. Hall includes 100,000 shares of common stock and 100,000 shares underlying presently exercisable warrants held by Hall SouthWest Business Ventures, LP, Mr. Hall’s family’s private investment company.

(2)	Includes 2,750,000 shares of restricted common stock. all of which are subject to vesting and risk of forfeiture. Does not include options to purchase 2,750,000 shares of common stock, all of which are subject to vesting.

(3)	Includes 1,250,000 shares of restricted common stock. all of which are subject to vesting and risk of forfeiture. Does not include options to purchase 1,250,000 shares of common stock, all of which are subject to vesting.

(4)	The share amount shown for Mr. Kirkendall includes 60,000 shares underlying presently exercisable warrants and 100,000 shares underlying presently exercisable options.

(5)	The share amounts for Mr. Stout include 25,000 shares under presently exercisable warrants and 25,000 shares under presently exercisable options.

(6)	The share amounts for Mr. Denny include 50,000 shares under presently exercisable options.

(7)	The share amounts for Messrs. Bailes, Bynum and Gary L. Hall include 200,000 shares for each underlying presently exercisable options.

(8)	The share amount shown for Gary L. Hall includes 100,000 shares of common stock and 100,000 shares underlying presently exercisable warrants held by Houston Explorer Group, LP, a private investment company owned by Mr. Hall.
Director Independence
We continue to monitor the rules and regulations of the Securities and Exchange Commission and the NYSE Amex to ensure that at least 50% of our board is composed of “independent” directors. Our directors who are “independent”, as defined in Section 803(A)(2) of the NYSE Amex Company Guide, include J. Raleigh Bailes, Sr., Brad Bynum, Joe L. McClaugherty and Steven A. Pfeifer. Pursuant to Rule 801(a) of the NYSE Amex Company Guide, only 50% of the members of our Board of Directors are required to be independent due to our status as a “smaller reporting company”, as such term is defined by the rules of the Securities and Exchange Commission. Our Audit Committee and compensation and nominating committee are made up exclusively of our independent directors.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
On September 26, 2008, we redeemed 2,563,712 shares of our outstanding Series A Preferred Stock at an aggregate redemption price of $7,946,735. The preferred shares were held by investment funds managed by Touradji Capital Management, which immediately prior to the redemption beneficially owned in the aggregate in excess of 5% of our common shares. Pursuant to the original terms of the Series A Preferred Stock, we were required to redeem all Series A Preferred Stock, at the redemption price paid by us, no later than October 2, 2008. After giving effect to the redemption, there are no shares of Series A Preferred Stock outstanding.
In April 2006, we purchased a 5.33% limited partnership interest in Hall-Houston Exploration II, L. P., an oil and gas exploration and development partnership which has operations focused primarily offshore in the Gulf of Mexico. Our interest in the partnership required that we commit to contribute up to $8 million to the capital of the partnership, and during fiscal 2008 we paid capital contributions of $1,999,800. The President and Chief Financial Officer of Hall-Houston Exploration Partners, L.L.C. are Gary L. Hall and Brad Bynum, respectively, both of whom presently serve on our Board of Directors; and Brad Bynum also serves on our Audit Committee. In addition, Gary L. Hall is the brother of our Chief Executive Officer, Wayne P. Hall. Wayne P. Hall has no direct or indirect ownership interest in Hall-Houston Exploration Partners, L.L.C. However, Wayne P. Hall and two of our outside directors, Joe L. McClaugherty and Steven A. Pfeifer, each purchased limited partnership interests in Hall-Houston Exploration II, L. P. We invested in Hall-Houston Exploration II, L. P. on the same terms as all other limited partner investors in the partnership, including Messrs. Wayne P. Hall, McClaugherty and Pfeifer.

On September 26, 2008, we sold our 5.33% limited partner interest in Hall-Houston Exploration II, L. P. to a non-affiliated partnership for cash consideration of $8.0 million and the purchaser’s assumption of the first $1,353,000 of capital calls on the limited partnership interest sold subsequent to September 26, 2008. We agreed to reimburse the purchaser for up to $754,255 of capital calls on the limited partnership interest sold in excess of the first $1,353,000 of capital calls subsequent to September 26, 2008.
Review, Approval or Ratification of Transactions with Related Persons
Our board of directors has established an audit committee and the audit committee charter provides, among other things, that our audit committee will be comprised exclusively of members of our board who satisfy the independence requirements of Section 803(A)(2) of the NYSE Amex and that the audit committee is responsible for approving all related party transactions, as defined by the rules of the NYSE Amex, to which our company is a party.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Rules adopted by the SEC under Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, require our officers and directors, and persons who own more than 10% of the issued and outstanding shares of our equity securities, to file reports of their ownership, and changes in ownership, of such securities with the Securities and Exchange Commission on Forms 3, 4 or 5, as appropriate. Such persons are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all forms they file pursuant to Section 16(a).
Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during our most recent fiscal year, and any written representations provided to us, we believe that all of the officers, directors, and owners of more than ten percent of the outstanding shares of our common stock complied with Section 16(a) of the Exchange Act for the year ended December 31, 2008, except as follows:
•	Our president, Donald L. Kirkendall, conducted the late filing of a Form 4 to report his grant of common shares and options;

•	Our chief financial officer, Harry Lee Stout, conducted the late filing of a Form 4 to report his purchase of common shares;

•	Our chief operating officer, James W. Denny III, conducted the late filing of a Form 4 to report his purchase of common shares; and

•	Our director, Joe L. McClaugherty, conducted the late filing of a Form 4 to report his purchase of common shares
Based on the reports, no director sold any Petro Resources common stock in 2008.
OTHER BUSINESS
We know of no business that will be presented for consideration at the Annual Meeting other than that described in this proxy statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by our board will be voted according to the judgment of the person or persons voting the proxies.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. The company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Investor Relations, Petro Resources Corporation, 777 Post Oak Boulevard, Suite 910, Houston, Texas 77056; telephone: (832) 369-6986. Any stockholder who wants to receive separate copies of our Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and phone number.
PROPOSALS FOR THE NEXT ANNUAL MEETING
We must receive proposals of stockholders intended to be presented at our next annual meeting prior to January 15, 2010, to be considered for inclusion in our proxy statement relating to that meeting. Our Board of Directors will review any proposals from eligible stockholders that it receives by that date and will make a determination whether any such proposals will be included in our proxy materials. Any proposal received after January 15, 2010 shall be considered untimely and shall not be made a part of our proxy materials.
A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must also notify us within a reasonable time before we print and mail the proxy materials. If a stockholder fails to give reasonable advance notice, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal.
INFORMATION INCORPORATED BY REFERENCE
We are permitted to incorporate by reference information that we file with the Securities and Exchange Commission. Accordingly, we incorporate by our annual report on 10-K/A for the fiscal year ended December 31, 2008, which was filed with the SEC April 29, 2009, except to the extent information in that report is different from the information contained in this proxy statement. The information incorporated by reference includes the description of our executive officers set forth in Part III, Item 10 “Directors, Executive Officers And Corporate Governance” in our 2008 Annual Report on Form 10-K/A.

ANNUAL REPORT
COPIES OF OUR ANNUAL REPORT ON FORM 10-K AND ON FORM 10-K/A, INCLUDING ALL EXHIBITS, CAN BE OBTAINED WITHOUT CHARGE FROM THE CORPORATE SECRETARY AT OUR CORPORATE OFFICES LOCATED AT 777 POST OAK BOULEVARD, SUITE 910, HOUSTON, TEXAS 77056 AND ON OUR WEBSITE AT WWW.PETRORESOURCESCORP.COM.
BY ORDER OF THE BOARD OF DIRECTORS
Gary C. Evans, Chairman of the Board
June 3, 2009
Houston, Texas

PETRO RESOURCES CORPORATION

YOUR VOTE IS IMPORTANT TO US.
PLEASE CAST YOUR VOTE TODAY.

PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JULY 14, 2009
SOLICITED BY THE BOARD OF DIRECTORS OF PETRO RESOURCES CORPORATION

The undersigned stockholder of Petro Resources Corporation hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report in connection with our annual meeting of stockholders to be held on July 14, 2009, at 10:00 a.m., local time, at the Houston City Club, One City Club Drive, Houston, Texas 77046, and hereby appoints Wayne P. Hall and Donald L. Kirkendall, as proxy, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof.
(The proxy is instructed to vote as specified on the reverse)

TO VOTE YOUR PROXY BY MAIL. Please mark, sign and date your proxy card on the reverse side and return the proxy card in the postage-paid envelope at your earliest convenience.

PROXY
THIS PROXY SHALL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
THE FOLLOWING PROPOSALS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
Please make your votes look like this: ☒

1. ELECTION OF DIRECTORS (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)	FOR ☐	WITHHOLD AUTHORITY ☐
Gary C. Evans
Wayne P. Hall
J. Raleigh Bailes, Sr.
Brad Bynum
Gary L. Hall
Joe L. McClaugherty
Ronald D. Ormand
Steven A. Pfeifer

2. APPROVE AN AMENDMENT TO OUR 2006 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED THEREUNDER FROM 3,000,000 TO 6,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. VOTE ON THE ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING TO ANOTHER TIME AND DATE IF SUCH ACTION IS NECESSARY FOR THE BOARD OF DIRECTORS TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF PROPOSALS 1 OR 2.
FOR ☐	AGAINST ☐	ABSTAIN ☐

This section is for internal use only:

SIGNATURE	SIGNATURE	DATE
NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.